Media Contact: Dana Stelsel Corporate Communications Manager (765) 771-5766 dana.stelsel@wabashnational.com

Investor Relations: Jeff Taylor Senior Vice President and Chief Financial Officer (765) 771-5438 jeff.taylor@wabashnational.com

FOR IMMEIDATE RELEASE

Wabash National Corporation Announces First Quarter 2014 Results

LAFAYETTE, Ind. – April 28, 2014 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the first quarter ended March 31, 2014. Highlights include:

•	Net sales of $358 million for first quarter 2014, up 10 percent over prior year
•	Operating income of $19.5 million for first quarter 2014, up 31 percent over prior year
•	Non-GAAP adjusted earnings per share improves 33 percent from prior year to $0.12 per diluted share

Net income for the first quarter of 2014 was $7.3 million, or $0.10 per diluted share, compared to the first quarter 2013 net income of $5.7 million, or $0.08 per diluted share. First quarter 2014 non-GAAP adjusted earnings were $8.3 million, or $0.12 per diluted share, after excluding a $1.0 million charge related to a change in statutory income tax rates. The Company’s prior year period results included the impact of one-time costs related to the acquisitions of Walker Group Holdings, LLC (“Walker”) in May 2012 and certain assets of Beall Corporation (“Beall”) in February 2013 totaling $0.6 million, or $0.01 per diluted share. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ended March 31, 2013 were $6.1 million, or $0.09 per diluted share.

For the first quarter of 2014, the Company’s net sales increased 10 percent to $358 million from $324 million in the prior year quarter, and operating income increased 31 percent to $19.5 million compared to operating income of $14.9 million for the first quarter of 2013. Operating EBITDA, a non-GAAP measure that excludes the effects of costs related to the acquisitions of Walker and certain assets of Beall, as well as other recurring and non-recurring items, for the first quarter of 2014 was $30.6 million, an increase of $3.5 million compared to Operating EBITDA for the previous year period. On a trailing twelve month basis, the Company’s net sales increased to $1.7 billion generating Operating EBITDA of $153.4 million, or 9.2 percent of net sales. Continued improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategy as well as a disciplined approach to improving profitability. Through these initiatives the Company has enhanced its growth and margin profile and now derives its revenues and earnings from a broad array of products, customers, end markets and geographies.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	March 31,		June 30,		September 30,		December 31,	March 31,
(Dollars in thousands)	2013		2013		2013		2013	2014

Net Sales	$324,229		$413,126		$439,977		$458,354	$358,120

Gross Profit Margin	13.0%		14.2%		14.0%		11.5%	13.0%

Income from Operations	$14,856	(1)	$30,452	(1)	$33,830	(1)	$24,053	$19,465

Net Income	$5,735	(1)	$14,135	(1)	$16,236	(1)	$10,423	$7,296

Diluted EPS	$0.08		$0.20		$0.23		$0.15	$0.10

Non-GAAP Measures(2):
Operating EBITDA	$27,134		$42,246		$44,873		$35,637	$30,618

Operating EBITDA Margin	8.4%		10.2%		10.2%		7.8%	8.5%

Adjusted Earnings	$6,106		$14,697		$16,616		$10,770	$8,337

Adjusted Diluted EPS	$0.09		$0.21		$0.24		$0.15	$0.12

Notes:

(1)	Quarterly Income from Operations and Net Income include charges of $0.6 million, $0.2 million and less than $0.1 million for the first, second and third quarters of 2013, respectively, in connection with the Company’s acquisitions of Walker and certain assets of Beall.
(2)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are very pleased with our first quarter performance and the strong start to the current year across all of our operating segments. We maintained the momentum we generated in 2013 and further validated the transformative nature of our growth and diversification initiatives. We generated strong growth and healthy margins across each of our three operating segments, which gives us confidence in our business as we look to the remainder of 2014.”

Mr. Giromini continued, “New trailer shipments for the first quarter were approximately 9,900, at the top end of our previous guidance of 9,000 to 10,000 trailers. We were encouraged by the overall strength of the demand in the first quarter taking into account the difficulties most of our customers faced due to the extreme weather conditions throughout much of the country, which limited our ability to ship trailers in the quarter. The recent upward adjustments to total trailer shipments and production by ACT Research and FTR, respectively, further support the strength in trailer demand and substantiate our prior guidance for top line growth compared to last year. As such, we affirm our full-year trailer shipment guidance of 47,000 to 50,000 units. Our backlog remains healthy at approximately $791 million as of March 31, 2014, an increase of approximately $117 million, or 17 percent, from March 31, 2013. Additionally, current industry forecasts point to strong demand levels with projections well above replacement demand and exceeding previous year levels. Based on these factors coupled with direct customer feedback regarding their needs, we continue to believe 2014 has the potential to exceed the record performances achieved last year.”

First Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2014 and 2013, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended March 31,
2014
New trailers shipped	9,200	800	800
Net sales	$227,450	$119,949	$45,636
Gross profit	$14,941	$25,439	$5,381
Gross profit margin	6.6%	21.2%	11.8%
Income from operations	$8,931	$12,857	$1,050
Income from operations margin	3.9%	10.7%	2.3%

2013
New trailers shipped	8,000	600	600
Net sales	$198,077	$111,994	$40,843
Gross profit	$11,634	$25,928	$4,880
Gross profit margin	5.9%	23.2%	11.9%
Income from operations	$5,320	$13,519	$873
Income from operations margin	2.7%	12.1%	2.1%

Commercial Trailer Products’ net sales increased $29 million, or 14.8 percent, on shipments of 9,200 trailers, or 1,200 more trailers than the prior year period. This increase in revenue was primarily due to the 15.0 percent increase in trailer shipments during the quarter, offset by a 2.7 percent reduction in average selling prices compared to the prior year period due to customer and product mix. Driven by higher volumes, gross profit and gross profit margin increased $3.3 million and 70 basis points, respectively, as compared to the same period last year. Operating income increased by $3.6 million to $8.9 million from the first quarter last year, due to increased volume and continued operational improvements.

Diversified Products’ net sales increased $8 million, or 7.1 percent, primarily attributed to increased tank trailer shipments as compared to the previous year period. Gross profit and gross profit margin declined $0.5 million and 200 basis points, respectively, compared to the prior year period, primarily due to higher raw material costs related to our wood flooring operations. Operating income decreased $0.7 million as compared to the same period last year due to higher material costs and increased intangible amortization charges associated with the recent acquisitions of Walker and certain assets of Beall.

Retail’s net sales of $46 million increased 11.7 percent compared with the prior year period, primarily due to increased shipments of new trailers, as well as continued strong demand for parts and services. Gross profit margin of 11.8 percent was consistent with the previous year period as higher volumes offset increased cost of services supporting our strategic growth initiatives. Operating income increased $0.2 million during the first quarter of 2014 as compared to the same period last year as increased volumes were slightly offset by higher selling and administrative expenses related to our strategic growth initiatives.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s acquisitions of Walker and certain assets of Beall. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, losses incurred in connection with the Company’s extinguishment of debt and revaluation of deferred income tax assets due to changes in statutory tax rates. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

First Quarter 2014 Conference Call

Wabash National will conduct a conference call to review and discuss its first quarter results on April 29, 2014, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 22, 2014. Meeting access also will be available via conference call at 888-771-4371, participant code 37103303.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for trailer shipments, backlog, and the expectations regarding our growth and diversification strategies, expectations regarding trailer demand levels, and our belief that 2014 has the potential to exceed the record performances achieved in the previous year. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition and Beall asset purchase. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Net sales	$358,120	$324,229
Cost of sales	311,448	282,043
Gross profit	46,672	42,186

General and administrative expenses	14,472	13,675
Selling expenses	7,264	7,667
Amortization of intangibles	5,471	5,370
Acquisition expenses	-	618
Income from operations	19,465	14,856

Other income (expense):
Interest expense	(5,717)	(7,535)
Other, net	32	2,238
Income before income taxes	13,780	9,559
Income tax expense	6,484	3,824
Net income	$7,296	$5,735
Basic net income per share	$0.11	$0.08
Diluted net income per share	$0.10	$0.08

Comprehensive income
Net income	$7,296	$5,735
Foreign currency translation adjustment	161	(255)
Net comprehensive income	$7,457	$5,480

Basic net income per share:
Net income applicable to common stockholders	$7,296	$5,735
Undistributed earnings allocated to participating securities	(61)	(51)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$7,235	$5,684
Weighted average common shares outstanding	68,669	68,395
Basic net income per share	$0.11	$0.08

Diluted net income per share:
Net income applicable to common stockholders	$7,296	$5,735
Undistributed earnings allocated to participating securities	(61)	(51)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$7,235	$5,684

Weighted average common shares outstanding	68,669	68,395
Dilutive shares from assumed conversion of convertible senior notes	1,591	-
Dilutive stock options and restricted stock	828	433
Diluted weighted average common shares outstanding	71,088	68,828
Diluted net income per share	$0.10	$0.08

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified		Corporate and
Three Months Ended March 31,	Trailer Products	Products	Retail	Eliminations	Consolidated
2014
New trailers shipped	9,200	800	800	(900)	9,900
Used trailers shipped	1,700	-	400	-	2,100

New Trailers	$213,436	$54,847	$20,271	$(20,436)	$268,118
Used Trailers	11,248	1,178	3,639	-	16,065
Components, parts and service	617	23,210	20,973	(3,102)	41,698
Equipment and other	2,149	40,714	753	(11,377)	32,239
Total net external sales	$227,450	$119,949	$45,636	$(34,915)	$358,120

Gross profit	$14,941	$25,439	$5,381	$911	$46,672
Income (Loss) from operations	$8,931	$12,857	$1,050	$(3,373)	$19,465

2013
New trailers shipped	8,000	600	600	(600)	8,600
Used trailers shipped	700	-	300	-	1,000

New Trailers	$188,979	$43,521	$16,943	$(13,976)	$235,467
Used Trailers	5,050	949	2,653	(5)	8,647
Components, parts and service	2,819	21,061	19,963	(2,558)	41,285
Equipment and other	1,229	46,463	1,284	(10,146)	38,830
Total net external sales	$198,077	$111,994	$40,843	$(26,685)	$324,229

Gross profit	$11,634	$25,928	$4,880	$(256)	$42,186
Income (Loss) from operations	$5,320	$13,519	$873	$(4,856)	$14,856

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$65,736	$113,262
Accounts receivable	118,864	120,358
Inventories	262,915	184,173
Deferred income taxes	16,902	21,576
Prepaid expenses and other	11,197	9,632
Total current assets	$475,614	$449,001

Property, plant and equipment	140,254	142,082

Deferred income taxes	1,044	1,401

Goodwill	149,950	149,967

Intangible assets	153,746	159,181

Other assets	11,425	10,613
	$932,033	$912,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,250	$3,245
Current portion of capital lease obligations	1,529	1,609
Accounts payable	129,316	112,151
Other accrued liabilities	91,008	99,358
Total current liabilities	$225,103	$216,363

Long-term debt	359,270	358,890

Capital lease obligations	6,584	6,851

Deferred income taxes	2,191	1,234

Other noncurrent liabilities	7,504	6,528

Commitments and contingencies

Stockholders' equity	331,381	322,379
	$932,033	$912,245

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities
Net income	$7,296	$5,735
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	4,042	4,406
Amortization of intangibles	5,471	5,370
Deferred income taxes	5,988	3,790
Stock-based compensation	1,640	1,884
Accretion of debt discount	1,195	1,126
Changes in operating assets and liabilities
Accounts receivable	1,494	(4,593)
Inventories	(78,742)	(46,580)
Prepaid expenses and other	(1,565)	(83)
Accounts payable and accrued liabilities	8,815	19,563
Other, net	311	1,716
Net cash used in operating activities	$(44,055)	$(7,666)

Cash flows from investing activities
Capital expenditures	(2,078)	(2,564)
Acquisition	-	(13,860)
Other	-	2,418
Net cash used in investing activities	$(2,078)	$(14,006)

Cash flows from financing activities
Proceeds from exercise of stock options	1,517	161
Borrowings under revolving credit facilities	175	223
Payments under revolving credit facilities	(175)	(223)
Principal payments under capital lease obligations	(603)	(441)
Principal payments under term loan credit facility	(693)	(750)
Principal payments under industrial revenue bond	(117)	(38)
Debt issuance costs paid	-	(41)
Stock repurchase	(1,497)	(35)
Net cash used in financing activities	$(1,393)	$(1,144)

Net decrease in cash and cash equivalents	$(47,526)	$(22,816)
Cash and cash equivalents at beginning of period	113,262	81,449
Cash and cash equivalents at end of period	$65,736	$58,633

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

	Three Months Ended March 31,
	2014	2013
Net income	$7,296	$5,735
Income tax expense	6,484	3,824
Interest expense	5,717	7,535
Depreciation and amortization	9,513	9,776
Stock-based compensation	1,640	1,884
Acquisition expenses	-	618
Other non-operating income	(32)	(2,238)
Operating EBITDA	$30,618	$27,134

	Three Months Ended
	June 30, 2013	September 30, 2013	December 31, 2013
Net income	$14,135	$16,236	$10,423
Income tax expense	9,407	10,737	7,126
Interest expense	6,577	6,252	5,944
Depreciation and amortization	9,531	9,400	9,629
Stock-based compensation	2,024	1,617	1,955
Acquisition expenses	239	26	-
Other non-operating expense	333	605	560
Operating EBITDA	$42,246	$44,873	$35,637

Adjusted Earnings:

	Three Months Ended March 31,
	2014		2013
	$	Per Share	$	Per Share

Net Income	$7,296	$0.10	$5,735	$0.08

Adjustments:
Revaluation of net deferred income tax assets
due to changes in statutory tax rates	1,041	0.01	-	-
Acquisition expenses, net of taxes	-	-	371	0.01

Adjusted earnings	$8,337	$0.12	$6,106	$0.09

Weighted Average # of Diluted Shares O/S	71,088		68,828

	Three Months Ended
	June 30, 2013		September 30, 2013		December 31, 2013
	$	Per Share	$	Per Share	$	Per Share

Net Income	$14,135	$0.21	$16,236	$0.24	$10,423	$0.15

Adjustments:
Loss on debt extinguishment, net of taxes	419	0.01	364	0.01	347	-
Acquisition expenses, net of taxes	143	-	16	-	-	-

Adjusted earnings	$14,697	$0.21	$16,616	$0.24	$10,770	$0.15

Weighted Average # of Diluted Shares O/S	68,858		69,011		69,625